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                                                                       EX-99.B11


                                 Arthur Andersen LLP

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated November 7, 1997, on the September 30, 1997 financial statements of Marquis Funds, included in the previously filed Form N-30D dated November 28, 1997, and to all references to our firm included in this Post-Effective Amendment No. 11 to the Registration Statement File No. 33-65436.

/s/ARTHUR ANDERSEN LLP

Philadelphia, PA
     January 23, 1998